Ex. 10.6

PUDA COAL, INC.
2008 Equity Incentive Plan
Restricted Stock Unit Grant Agreement

This Restricted Stock Unit Agreement (the “Agreement”) is dated as of _______ and entered into between Puda Coal, Inc., a Florida corporation (the “Company”), and [name of employee] (the “Employee”).

Pursuant to the terms of the 2008 Equity Incentive Plan (the “Plan”) the Company hereby awards to the Employee restricted stock units (“Restricted Stock Units”) on the terms and conditions as set forth in this Agreement and the Plan.  The grant date of this award is ________ (the “Grant Date”).  Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.

In consideration of the mutual promises set forth below, the parties hereto agree as follows:

1.      Award of Restricted Stock Units.  Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the Grant Date, the Company hereby grants to the Employee                 Restricted Stock Units.  The Restricted Stock Units relate on a one-for-one basis to shares of the Company’s Common Stock (each such share, adjusted in accordance with Section 14 of the Plan, a “Share”).

2.      Vesting.  Restricted Stock Units vest (meaning that the Employee’s right to the Restricted Stock Units and the underlying Shares becomes nonforfeitable and no longer subject to any continuing service obligation) on the one (1) year anniversary of the Grant Date (the “Vesting Date”), provided that continuously through the Vesting Date the following requirements are met: (a) the Employee remains continuously employed by the Company or a Subsidiary; (b) the Employee does not during the Restricted Period (as defined below) become an employee of, or doing work outside the Company for, a past or present competitor of the Company or a Subsidiary.  The period between the Grant Date and the earlier of (a) the Vesting Date, (b) the date on which the Employee’s services with the Company or a Subsidiary terminates as a result of his death or disability, including Total and Permanent Disability (either, the “Termination Date”), or (c) the date of any accelerated vesting as a result of Section 5 below (such date, the “Change in Control Date”) is referred to as the “Restricted Period.”

3.      Effect of Termination of Service or Leave of Absence.  If the Employee’s service is terminated by the Employee or by the Company or a Subsidiary for any reason except the Employee’s death or disability (including Total and Permanent Disability) before the Vesting Date, all Restricted Stock Units shall be forfeited.  Upon forfeiture of Restricted Stock Units under this Agreement, the portion of the award so forfeited shall terminate and the Company shall have no obligation to issue any Shares in settlement of that portion of the award.  If the Employee dies or becomes disabled (including Total and Permanent Disability), a pro rata portion of the Employee’s Restricted Stock Units through the Termination Date (measured as if the award had vested monthly as to one-twelfth of the Restricted Stock Units commencing one month from the Grant Date) shall vest immediately upon the Termination Date and the remainder of the Restricted Stock Units shall be forfeited.  If the Employee returns to service immediately after the end of a leave of absence approved by the Company, for the purpose of this Agreement only the Employee shall be considered to have remained continuously employed by the Company through the period of the leave of absence.

4.      Distribution.  Subject to any limitations set forth in this Agreement (including Sections 7 and 8 below) and the Plan, a number of Shares will be issued (“distributed”) to the Employee in settlement and full satisfaction of the Restricted Stock Units equal to the number of then-vested Restricted Stock Units on the earlier to occur of (a) the Vesting Date, (b) thirty (30) days after the Termination Date (but only with respect to the portion of the award that vests as set forth in Section 3 above) or (c) the Change in Control Date (the earlier of such dates is referred to as the “Distribution Date”).  Stock certificates (including electronic notations reflecting the same, the “Certificate”) evidencing the Shares to be issued upon settlement of vested Restricted Stock Units shall be issued and registered in the Employee’s name and delivered to (or appropriate notice in the case of electronic Certificate delivered to) the Employee (or in the case of the Employee’s death, to his beneficiary or estate) as soon as practicable following the Distribution Date.

5.      Change in Control.  In the event of a Change in Control (as defined in the Plan), the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and purchase price applicable) to, each outstanding Award; (ii) terminate any restrictions on Stock Awards; and/or (iii) provide for the cancellation of Awards for a cash payment to the Employee. For the purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

6.      Dividends.  To the extent the Company pays any cash dividends, stock dividends or other distributions on or with respect to Shares during the Restricted Period, Employees holding Restricted Stock Units shall be entitled to receive credit for cash dividends, stock dividends and other distributions paid during the Restricted Period with respect to the corresponding number of Shares underlying the Restricted Stock Units, provided that the fair market value of any such dividends or distributions shall be converted into an additional number of Restricted Stock Units (based on the Fair Market Value of the Common Stock at the time of such payment or distribution), which additional Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to, and shall be settled at the same time as the Restricted Stock Units with respect to which they relate.  Credit under this paragraph for any dividends paid during the Restricted Period shall be done as soon as practicable following the payment date for such dividend.

7.      Tax Withholding Obligations.  In such circumstances in which withholding is applicable, to meet any such obligations of the Company and Employee that might arise with respect to any withholding taxes, social security contributions, or the like under any federal, state, local or PRC statute, ordinance, rule, or regulation in connection with the award grant, vesting, deferral, or settlement of the Restricted Stock Units (including without limitation additional Restricted Stock Unit, if any, provided to the Employee pursuant to Section 6 above), the Committee can, in the circumstances where appropriate, require that the Company withhold a number of shares of Common Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Employee’s estimated total federal, state, local or PRC tax and other social security contribution obligations associated with award, vesting or settlement of the Restricted Stock Units.  In such circumstances, the Company may also, in lieu of or in addition to the foregoing, at its sole discretion, either require the Employee to deposit with the Company an amount of cash sufficient to meet such requirements and/or withhold the required amounts from the Employee’s pay during the pay periods next following the date on which any such applicable tax or social contribution liability otherwise arises.  The Company shall not deliver any of the Certificates until and unless the Employee has made the deposit required herein or proper provision for required withholding or contribution has been made. The Employee hereby consents to any action reasonably taken by the Company to meet all or any of such obligations.

8.      Restriction on Transferability.  Until the Distribution Date, the Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated at any time.  Any attempt to do so contrary to the provisions hereof shall be null and void.  Notwithstanding the above, distribution can be made pursuant to will, the laws of descent and distribution, intrafamily transfer instruments or to an inter vivos trust.

9.      Rights as Stockholder.  Subject to Section 6 above with respect to dividends, the Employee shall not have voting or any other rights as a stockholder of the Company with respect to the Restricted Stock Units prior to the Distribution Date. Upon the Distribution Date, the Employee will obtain full voting and other rights as a stockholder of the Company.

10.    Administration.  The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company, and all other interested persons.  No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

11.    Effect on Other Employee Benefit Plans.  The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, pensionable salary or other similar terms used when calculating the Employee’s benefits under any employee benefit, pension plan or post-employment payment or severance arrangement sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans or arrangements.

12.    No Employee Rights.

(a)           The award of the Restricted Stock Units pursuant to this Agreement shall not give the Employee any right to remain employed by the Company or a Subsidiary.  The award is granted completely within the discretion of the Company.  It is not made as a part of any ongoing element of compensation or something which the Employee should expect to receive annually or on any other periodic basis.  It does not constitute part of the Employee’s salary or wages and unless specifically agreed to otherwise with the Company is not relevant for purpose of determining any post-employment payment or severance.

(b)           In no circumstances shall the Employee on ceasing to hold the office or employment by virtue of which the Employee is or may be eligible to participate in the Plan be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan or this Agreement which the Employee might otherwise have enjoyed (including, without limitation, the forfeiture of Restricted Stock Units) by reason of the Employee’s ceasing to hold an office or ceasing to be employed by the Company or any Subsidiary whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.  The Employee hereby waives all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (including, without prejudice to the generality of the foregoing, wrongful dismissal or dismissal in breach of contract) insofar as those rights arise, or may arise, from the Employee’s ceasing to have rights under this Agreement or forfeiting any Restricted Stock Units as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

13.    Amendment.  This Agreement may be amended only by a writing executed by the Company and the Employee which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Employee, and provided that no such amendment adversely affects the rights of the Employee (but limiting the foregoing, the Committee reserves the right to change, by written notice to the Employee, the provisions of the Restricted Stock Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in Applicable Laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock Units which are then subject to restrictions as provided herein).

14.    Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its stock administrator. Any notice to be given to the Employee shall be addressed to the Employee at the address listed in the Company’s records.  By a notice given pursuant to this Section, either party may designate a different address for notices.  Any notice shall have been deemed given when actually delivered.

15.    Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.    Construction.  The Restricted Stock Units are being issued pursuant to Section 11 of the Plan and are subject to the terms of the Plan.  A copy of the Plan has been given to the Employee, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company.  To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

17.    Miscellaneous.

(a)           Legal Compliance.  This Agreement shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall have no liability for failure to issue Shares pursuant to this Agreement unless it is able to do so in compliance with all Applicable Laws.

(b)           Successors.  All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(c)           Data Processing.  By signing this Agreement, the Employee acknowledges that his or her personal employment or other service information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan.  By signing this Agreement, the Employee consents to such transmission of personal data, as the Company believes is appropriate to administer the Plan.

(d)           Governing Law.  To the extent not preempted by federal law of the United States, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

“Employee”	“Company” Puda Coal, Inc.

By
Name:
Title: